EX 23.1

AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-81614, 333-105820, 333-105821, 333-118958), the Registration Statements on Form S-3, as amended (File Nos. 333-33237, 333-89767, 333-82106, 333-102225, 333-118956) and the Registration Statement on Form S-4, as amended (File No. 333-118957) of Golden Star Resources Ltd. of our report dated April 28, 2005 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A, Amendment No. 2.

/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS
Calgary, Canada
April 28, 2005